Exhibit 99.01

Contacts:	Investors	Media
	Anne-Sophie Seigneurbieux	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-5655	650-944-3036
	anne-sophie_seigneurbieux@intuit.com	kali_fry@intuit.com

Intuit Reports Strong Second-Quarter Results and Reiterates Full-Year Guidance

Global Business Solutions Online Ecosystem Revenue Grew 21 percent; Consumer Revenue Grew 15 percent

MOUNTAIN VIEW, Calif. - February 26, 2026 - Intuit Inc. (Nasdaq: INTU), the global financial technology platform that makes Intuit TurboTax, Credit Karma, QuickBooks, Mailchimp, and Intuit Enterprise Suite, announced financial results for the second quarter of fiscal 2026, which ended January 31.
"We delivered an outstanding second quarter, driven by disciplined execution,” said Sasan Goodarzi, chairman and chief executive officer of Intuit. “We are defining a new category at the intersection of AI and human intelligence, one that delivers autonomous, done-for-you experiences, disrupts the traditional assisted tax segment, and provides mid-market enterprises with the AI-native ERP platform they need to win. We’re accelerating execution and innovation to deliver even greater impact for our customers."
Financial Highlights
For the second quarter, Intuit:
•Grew total revenue to $4.7 billion, up 17 percent.
•Increased Global Business Solutions revenue to $3.2 billion, up 18 percent; grew Online Ecosystem revenue to $2.5 billion, up 21 percent. Excluding Mailchimp, Global Business Solutions revenue grew 21 percent, and Online Ecosystem revenue grew 25 percent.
•Grew Consumer revenue to $1.5 billion, up 15 percent. Increased Credit Karma revenue to $616 million, up 23 percent and TurboTax revenue to $581 million, up 12 percent.
•Increased GAAP operating income to $855 million, up 44 percent.
•Grew non-GAAP operating income to $1.5 billion, up 23 percent.
•Increased GAAP diluted earnings per share to $2.48, up 49 percent.
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•Grew non-GAAP diluted earnings per share to $4.15, up 25 percent.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
Snapshot of Second-quarter Results

	GAAP			Non-GAAP
	Q2 FY26	Q2 FY25	Change	Q2 FY26	Q2 FY25	Change
Revenue	$4,651	$3,963	17%	$4,651	$3,963	17%
Operating Income	$855	$593	44%	$1,549	$1,260	23%
Earnings Per Share	$2.48	$1.67	49%	$4.15	$3.32	25%

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

"We delivered a very strong second quarter of fiscal 2026, reflecting our continued business momentum across the big bets and our disciplined approach to managing the business,” said Sandeep Aujla, Intuit's chief financial officer. "Our momentum across the company continues to give us high confidence in delivering double-digit revenue growth and expanding margin this year, and we are reiterating our full year guidance for fiscal 2026."
Business Segment Results
Global Business Solutions
Global Business Solutions revenue grew to $3.2 billion, up 18 percent, and Online Ecosystem revenue increased to $2.5 billion, up 21 percent.
•QuickBooks Online Accounting revenue grew 24 percent in the quarter, driven by higher effective prices, customer growth, and mix-shift.
•Online Services revenue grew 18 percent, driven by growth in money and payroll offerings.
•Total international online revenue grew 9 percent on a constant currency basis.
Consumer
Consumer revenue of $1.5 billion was up 15 percent in the quarter.
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•Credit Karma revenue grew 23 percent to $616 million, driven by strength in personal loans, credit cards, and auto insurance.
•TurboTax revenue grew 12 percent to $581 million.
•ProTax revenue grew 7 percent to $290 million.
Capital Allocation Summary
In the second quarter, the company:
•Reported a total cash and investments balance of approximately $3.0 billion and $6.2 billion in debt as of January 31, 2026. The company entered into a $5.8 billion unsecured revolving credit facility on January 30, 2026, to fund a portion of its TurboTax early tax refund offering. This facility was terminated effective February 26, 2026. On January 9, 2026, the company entered into a new $2.2 billion unsecured revolving credit facility maturing January 9, 2031, replacing its February 5, 2024 credit agreement, to support working capital and general corporate purposes.
•Repurchased $961 million of stock, and $3.5 billion remains on the company's share repurchase authorization.
•Received Board approval for a quarterly dividend of $1.20 per share, payable April 17, 2026. This represents a 15 percent increase per share compared to the same period last year.
Forward-looking Guidance
Intuit reiterated guidance for the full fiscal year 2026. The company expects:
•Revenue of $20.997 billion to $21.186 billion, growth of approximately 12 to 13 percent.
•GAAP operating income of $5.782 billion to $5.859 billion, growth of approximately 17 to 19 percent.
•Non-GAAP operating income of $8.611 billion to $8.688 billion, growth of approximately 14 to 15 percent.
•GAAP diluted earnings per share of $15.49 to $15.69, growth of approximately 13 to 15 percent.
•Non-GAAP diluted earnings per share of $22.98 to $23.18, growth of approximately 14 to 15 percent.
The company also reiterated full fiscal year 2026 segment revenue guidance:
•Global Business Solutions: reiterated growth of 14 to 15 percent. The company expects Mailchimp to return to double-digit growth some time beyond fiscal 2026.
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•Consumer: reiterated growth of 8 to 9 percent. This includes TurboTax growth of 8 percent, Credit Karma growth of 10 to 13 percent, and ProTax growth of 2 to 3 percent.
Intuit announced guidance for the third quarter of fiscal year 2026, which ends April 30. The company expects:
•Revenue growth of approximately 10 percent.
•GAAP diluted earnings per share of $10.56 to $10.62.
•Non-GAAP diluted earnings per share of $12.45 to $12.51.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on February 26. The conference call can be heard live at https://investors.intuit.com/news-events/ir-calendar. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information
A replay of the conference call will be available for one week by calling 800-934-4245, or 402-220-1173 from international locations. There is no passcode required. The audio call will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With approximately 100 million customers worldwide using products such as TurboTax, Credit Karma, QuickBooks, Mailchimp and Intuit Enterprise Suite, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1,
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Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2026 and beyond; timing and growth of revenue from current or future products and services; demand for our products; customer growth and retention; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; and the impact of strategic decisions on our business; as well as all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the effects of global developments and conditions or events, including macroeconomic uncertainty and geopolitical conditions, which have caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons reading this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax business; our ability to develop, deploy, and use artificial intelligence in our platform and offerings; our ability to adapt to technological change and to successfully extend our platform; our ability to predict consumer behavior; our ability to anticipate and solve new and existing customer problems; our reliance on intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with our environmental, social, and governance efforts; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund acquisitions or for general business purposes; cybersecurity incidents (including those affecting the third parties we rely on); customer or regulator concerns about privacy and cybersecurity incidents; fraudulent activities by third parties, including through the use of AI; our failure to process transactions effectively; interruption or failure of our information technology; our ability to develop and maintain critical third-party business relationships; our ability to attract and retain talent and the success of our hybrid work model; our ability to effectively develop and deploy AI in our offerings; any deficiency in the quality or accuracy of our offerings (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; risks associated with climate change; changes to, and evolving interpretations of public policy, laws, or regulations affecting our businesses; allegations of legal claims and legal proceedings in which we are involved; fluctuations in the results of our tax business due to seasonality and other factors beyond our control; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty, and other
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risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings.

More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2025 and in our other SEC filings. You can locate these reports through our website at https://investors.intuit.com. Third-quarter and full-year fiscal 2026 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.
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TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31, 2026	January 31, 2025	January 31, 2026	January 31, 2025
Net revenue:
Service	$3,872	$3,249	$7,369	$6,138
Product and other	779	714	1,167	1,108
Total net revenue	4,651	3,963	8,536	7,246
Costs and expenses:
Cost of revenue:
Cost of service revenue	981	880	1,805	1,652
Cost of product and other revenue	18	20	33	34
Amortization of acquired technology	44	37	88	74
Selling and marketing	1,395	1,204	2,477	2,166
Research and development	836	716	1,679	1,420
General and administrative	401	389	823	783
Amortization of other acquired intangible assets	121	120	242	240
Restructuring	—	4	—	13
Total costs and expenses [A]	3,796	3,370	7,147	6,382
Operating income	855	593	1,389	864
Interest expense	(58)	(60)	(116)	(120)
Interest and other income, net	72	38	157	40
Income before income taxes	869	571	1,430	784
Income tax provision [B]	176	100	291	116
Net income	$693	$471	$1,139	$668

Basic net income per share	$2.49	$1.68	$4.09	$2.38
Shares used in basic per share calculations	278	280	279	280

Diluted net income per share	$2.48	$1.67	$4.06	$2.36
Shares used in diluted per share calculations	280	283	281	283

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended		Six Months Ended
(In millions)	January 31, 2026	January 31, 2025	January 31, 2026	January 31, 2025
Cost of revenue	$94	$110	$191	$221
Selling and marketing	150	136	306	273
Research and development	178	161	363	322
General and administrative	99	91	204	193
Total share-based compensation expense	$521	$498	$1,064	$1,009

[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
For the three and six months ended January 31, 2026, we recognized excess tax benefits on share-based compensation of $21 million and $51 million, respectively, in our provision for income taxes. For the three and six months ended January 31, 2025, we recognized excess tax benefits on share-based compensation of $29 million and $57 million, respectively, in our provision for income taxes.
Our effective tax rate for the three and six months ended January 31, 2026 was approximately 20%. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate for both periods was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rates for the three and six months ended January 31, 2025 was approximately 17% and 15%, respectively. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate for both periods was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$534	$855	$—	$—	$1,389
Amortization of acquired technology	44	44	—	—	88
Amortization of other acquired intangible assets	121	121	—	—	242
Net (gain) loss on executive deferred compensation plan liabilities	16	8	—	—	24
Share-based compensation expense	543	521	—	—	1,064
Non-GAAP operating income (loss)	$1,258	$1,549	$—	$—	$2,807

GAAP net income (loss)	$446	$693	$—	$—	$1,139
Amortization of acquired technology	44	44	—	—	88
Amortization of other acquired intangible assets	121	121	—	—	242
Net (gain) loss on executive deferred compensation plan liabilities	16	8	—	—	24
Share-based compensation expense	543	521	—	—	1,064
Net (gain) loss on debt securities and other investments [A]	(34)	(29)	—	—	(63)
Net (gain) loss on executive deferred compensation plan assets	(15)	(8)	—	—	(23)
Income tax effects and adjustments [B]	(182)	(190)	—	—	(372)
Non-GAAP net income (loss)	$939	$1,160	$—	$—	$2,099

GAAP diluted net income (loss) per share	$1.59	$2.48	$—	$—	$4.06
Amortization of acquired technology	0.16	0.16	—	—	0.31
Amortization of other acquired intangible assets	0.43	0.43	—	—	0.86
Net (gain) loss on executive deferred compensation plan liabilities	0.05	0.03	—	—	0.08
Share-based compensation expense	1.93	1.86	—	—	3.79
Net (gain) loss on debt securities and other investments [A]	(0.12)	(0.10)	—	—	(0.22)
Net (gain) loss on executive deferred compensation plan assets	(0.05)	(0.03)	—	—	(0.08)
Income tax effects and adjustments [B]	(0.65)	(0.68)	—	—	(1.32)
Non-GAAP diluted net income (loss) per share	$3.34	$4.15	$—	$—	$7.48

Shares used in GAAP diluted per share calculations	281	280	—	—	281

Shares used in non-GAAP diluted per share calculations	281	280	—	—	281

[A]    During the three months ended October 31, 2025 and January 31, 2026, we recognized $34 million and $31 million, respectively, in net gains on other long-term investments.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$271	$593	$3,720	$339	$4,923
Amortization of acquired technology	37	37	38	44	156
Amortization of other acquired intangible assets	120	120	120	121	481
Restructuring	9	4	1	1	15
Professional fees for business combinations	—	—	2	—	2
Net (gain) loss on executive deferred compensation plan liabilities	5	8	(7)	21	27
Share-based compensation expense	511	498	469	490	1,968
Non-GAAP operating income (loss)	$953	$1,260	$4,343	$1,016	$7,572

GAAP net income (loss)	$197	$471	$2,820	$381	$3,869
Amortization of acquired technology	37	37	38	44	156
Amortization of other acquired intangible assets	120	120	120	121	481
Restructuring	9	4	1	1	15
Professional fees for business combinations	—	—	2	—	2
Net (gain) loss on executive deferred compensation plan liabilities	5	8	(7)	21	27
Share-based compensation expense	511	498	469	490	1,968
Net (gain) loss on debt securities and other investments [A]	42	3	2	(2)	45
Net (gain) loss on executive deferred compensation plan assets	(4)	(7)	7	(20)	(24)
Income tax effects and adjustments [B]	(208)	(196)	(172)	(260)	(836)
Non-GAAP net income (loss)	$709	$938	$3,280	$776	$5,703

GAAP diluted net income (loss) per share	$0.70	$1.67	$10.02	$1.35	$13.67
Amortization of acquired technology	0.13	0.13	0.13	0.16	0.55
Amortization of other acquired intangible assets	0.42	0.42	0.43	0.43	1.70
Restructuring	0.03	0.01	—	—	0.05
Professional fees for business combinations	—	—	0.01	—	0.01
Net (gain) loss on executive deferred compensation plan liabilities	0.02	0.03	(0.02)	0.07	0.10
Share-based compensation expense	1.80	1.76	1.66	1.74	6.95
Net (gain) loss on debt securities and other investments [A]	0.15	0.01	0.01	(0.01)	0.16
Net (gain) loss on executive deferred compensation plan assets	(0.02)	(0.02)	0.02	(0.07)	(0.09)
Income tax effects and adjustments [B]	(0.73)	(0.69)	(0.61)	(0.92)	(2.95)
Non-GAAP diluted net income (loss) per share	$2.50	$3.32	$11.65	$2.75	$20.15

Shares used in GAAP diluted per share calculations	283	283	282	282	283

Shares used in non-GAAP diluted per share calculations	283	283	282	282	283
[A]    During the three months ended October 31, 2024, we recognized a $42 million net loss on other long-term investments.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31, 2026	July 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,942	$2,884
Investments	33	1,668
Accounts receivable, net	1,175	530
Notes receivable held for investment	1,699	1,403
Notes receivable held for sale	117	—
Income taxes receivable	84	50
Prepaid expenses and other current assets	1,239	496
Current assets before funds receivable and amounts held for customers	7,289	7,031
Funds receivable and amounts held for customers	4,414	7,076
Total current assets	11,703	14,107

Long-term investments	127	94
Property and equipment, net	974	961
Operating lease right-of-use assets	593	541
Goodwill	13,983	13,980
Acquired intangible assets, net	4,971	5,302
Long-term deferred income tax assets	1,106	1,222
Other assets	825	751
Total assets	$34,282	$36,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$749	$—
Accounts payable	946	792
Accrued compensation and related liabilities	702	858
Deferred revenue	1,141	1,019
Income taxes payable	82	3
Other current liabilities	810	622
Current liabilities before funds payable and amounts due to customers	4,430	3,294
Funds payable and amounts due to customers	4,414	7,076
Total current liabilities	8,844	10,370

Long-term debt	5,411	5,973
Operating lease liabilities	646	597
Other long-term obligations	326	308
Total liabilities	15,227	17,248

Stockholders’ equity	19,055	19,710
Total liabilities and stockholders’ equity	$34,282	$36,958

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31, 2026	January 31, 2025
Cash flows from operating activities:
Net income	$1,139	$668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	88	86
Amortization of acquired intangible assets	330	314
Non-cash operating lease cost	49	37
Share-based compensation expense	1,064	1,009
Deferred income taxes	137	(227)
Provision for credit losses	105	65
Other	(82)	34
Total adjustments	1,691	1,318
Changes in operating assets and liabilities:
Accounts receivable	(645)	(560)
Income taxes receivable	(33)	(13)
Prepaid expenses and other assets	(204)	(208)
Accounts payable	131	319
Accrued compensation and related liabilities	(165)	(300)
Deferred revenue	119	154
Income taxes payable	79	22
Operating lease liabilities	(39)	(46)
Other liabilities	134	77
Total changes in operating assets and liabilities	(623)	(555)
Net cash provided by operating activities	2,207	1,431
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(115)	(321)
Sales of corporate and customer fund investments	119	133
Maturities of corporate and customer fund investments	1,641	637
Purchases of property and equipment	(84)	(64)
Originations and purchases of notes receivable held for investment	(2,885)	(1,825)
Sales of notes receivable originally classified as held for investment	595	246
Principal repayments of notes receivable held for investment	1,812	924
Other	(585)	(407)
Net cash provided by (used in) investing activities	498	(677)
Cash flows from financing activities:
Proceeds from borrowings under secured revolving credit facilities	186	219
Proceeds from issuance of stock under employee stock plans	91	175
Payments for employee taxes withheld upon vesting of restricted stock units	(454)	(436)
Cash paid for purchases of treasury stock	(1,787)	(1,274)
Dividends and dividend rights paid	(682)	(596)
Net change in funds receivable and funds payable and amounts due to customers	(2,756)	(583)
Other	(7)	(4)
Net cash used in financing activities	(5,409)	(2,499)

Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	6	(12)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(2,698)	(1,757)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	9,481	7,099
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$6,783	$5,342
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$2,942	$2,435
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	3,841	2,907
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$6,783	$5,342

Supplemental schedule of non-cash investing activities:
Transfers of notes receivable originated or purchased as held for investment to held for sale	$693	$248

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending April 30, 2026
Revenue	$8,520	$8,553	$—		$8,520	$8,553
Operating income	$3,928	$3,948	$656	[a]	$4,584	$4,604
Diluted net income per share	$10.56	$10.62	$1.89	[b]	$12.45	$12.51

Twelve Months Ending July 31, 2026
Revenue	$20,997	$21,186	$—		$20,997	$21,186
Operating income	$5,782	$5,859	$2,829	[c]	$8,611	$8,688
Diluted net income per share	$15.49	$15.69	$7.49	[d]	$22.98	$23.18
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $492 million; amortization of other acquired intangible assets of approximately $120 million; and amortization of acquired technology of approximately $44 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $2.1 billion; amortization of other acquired intangible assets of approximately $483 million; amortization of acquired technology of approximately $176 million; and net losses on executive deferred compensation plan liabilities of approximately $24 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, other income tax effects related to the use of the non-GAAP tax rate, and adjustments for a net loss on other long-term investments.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 26, 2026 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Restructuring charges
•Share-based compensation expense
•Gains and losses on executive deferred compensation plan liabilities
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt securities and other investments
•Gains and losses on executive deferred compensation plan assets
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, restructuring, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists and trade names.

Restructuring charges. This consists of costs incurred as a direct result of discrete strategic restructuring actions, including, but not limited to severance and other one-time termination benefits, and other costs, which are different in terms of size, strategic nature, and frequency than ongoing productivity and business improvements.

Share-based compensation expense. This consists of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Gains and losses on executive deferred compensation plan liabilities. We exclude from our non-GAAP financial measures gains and losses on the revaluation of our executive deferred compensation plan liabilities.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Gains and losses on executive deferred compensation plan assets. We exclude from our non-GAAP financial measures gains and losses on the revaluation of our executive deferred compensation plan assets.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2025 and fiscal 2026. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix, or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.